CONFORMED COPY




    _______________________________________________________________________


                           CONVERTIBLE LOAN AGREEMENT

                                     between

                                   CDnow, Inc.

                                  as Borrower,

                                       and

                          SONY MUSIC ENTERTAINMENT INC.

                                TIME WARNER INC.

                                   as Lenders

                            Dated as of July 12, 1999

                                   $30,000,000


    _______________________________________________________________________


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                                TABLE OF CONTENTS

                                                                            Page



                                    SECTION 1

                                   DEFINITIONS

Section 1.1       Definitions................................................ 1


                                    SECTION 2

                       AMOUNT AND TERMS OF CREDIT FACILITY

Section 2.1       Term Loans................................................ 9
Section 2.2       Notice of Borrowing.......................................  9
Section 2.3       Disbursement of Funds..................................... 10
Section 2.4       The Notes................................................. 10
Section 2.5       Interest.................................................. 10
Section 2.6       Voluntary Prepayments..................................... 11
Section 2.7       Mandatory Prepayments..................................... 11
Section 2.8       Repayment; Reduction in Loan Commitment................... 12
Section 2.9       Method and Place of Payment............................... 13
Section 2.10      Taxes..................................................... 14


                                    SECTION 3

                              CONDITIONS PRECEDENT

Section 3.1       Conditions Precedent...................................... 14
Section 3.2       Conditions Precedent to All Loans......................... 15
Section 3.3       Conditions Precedent to First Loan........................ 16


                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

Section 4.1       Merger Agreement Representations.......................... 17
Section 4.2       Authority Relative to this Agreement...................... 17
Section 4.3       Consents and Approvals; No Violation...................... 17
Section 4.4       Margin Regulations........................................ 18
Section 4.5       Investment Company Act.................................... 18


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                                                                               2


Section 4.6       Absence of Indebtedness and Liens......................... 18


                                    SECTION 5

                              AFFIRMATIVE COVENANTS

Section 5.1       Information Covenants..................................... 18
Section 5.2       Officer's Certificate..................................... 21
Section 5.3       Inspection................................................ 21
Section 5.4       Conduct of Business....................................... 21
Section 5.5       Maintenance of Property; Insurance........................ 22
Section 5.6       Notice of Suit or Adverse Change in
                     Business............................................... 22
Section 5.7       Books, Records, Inspections............................... 23


                                    SECTION 6

                               NEGATIVE COVENANTS

Section 6.1       Merger Agreement Covenants................................ 23
Section 6.2       Changes in Business....................................... 23
Section 6.3       Limitation on Indebtedness................................ 23
Section 6.4       Limitation on Issuances of Guarantees by
                    Subsidiaries............................................ 23

Section 6.5       Limitation on Liens....................................... 24
Section 6.6       Limitation on Asset Sales................................. 24
Section 6.7       Use of Proceeds........................................... 24
Section 6.8       Limitation on Modifications of Certain
                    Indebtedness............................................ 24

Section 6.9       Limitation on Negative Pledge Clauses..................... 24


                                    SECTION 7

                                EVENTS OF DEFAULT

Section 7.1       Events of Default......................................... 25
Section 7.2       Rights and Remedies....................................... 27


                                    SECTION 8

                                   CONVERSION

Section 8.1       Conversion Privilege and Conversion Price................. 27
Section 8.2       Exercise of Conversion Privileges......................... 28
Section 8.3       Fractions of Shares....................................... 29
Section 8.4       Adjustment of Conversion Price............................ 29
Section 8.5       Notice of Adjustments of Conversion Price................. 29


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                                                                               3


Section 8.6       Company to Reserve CDnow Common Stock..................... 29
Section 8.7       Taxes on Conversions...................................... 29
Section 8.8       Covenant as to CDnow Common Stock......................... 30
Section 8.9       Investment Intent; Private Placement...................... 30


                                    SECTION 9

                      REGISTRATION RIGHTS................................... 31


                                   SECTION 10

                                  MISCELLANEOUS

Section 10.1      Payment of Expenses, Indemnity, etc....................... 31
Section 10.2      Right of Setoff........................................... 32
Section 10.3      Notices................................................... 32
Section 10.4      Successors and Assigns; Assignments....................... 34
Section 10.5      Amendments and Waivers.................................... 34
Section 10.6      No Waiver; Remedies Cumulative............................ 34
Section 10.7      Governing Law, Submission to Jurisdiction................. 35
Section 10.8      Counterparts.............................................. 36
Section 10.9      Headings Descriptive...................................... 36
Section 10.10     Marshalling; Recapture.................................... 36
Section 10.11     Severability.............................................. 36
Section 10.12     Survival.................................................. 36
Section 10.13     Limitation of Liability................................... 36
Section 10.14     [Reserved.]............................................... 37
Section 10.15     Waiver of Trial by Jury................................... 37
Section 10.16     Interest Rate Limitation.................................. 37
Section 10.17     Senior Indebtedness....................................... 37
Section 10.18     Adjustments; Set-Off...................................... 38
Section 10.19     Merger Agreement.......................................... 38


Exhibit A -       Form of Note
Exhibit B -       Form of Guarantee and Collateral Agreement
Exhibit C -       Form of Notice of Conversion Election
Exhibit D -       Anti-dilution provisions

Schedules
     1.1(a)       Existing Debt Agreements
     1.1(b)       Permitted Liens
     4.3          Consents and Approvals

          CONVERTIBLE LOAN AGREEMENT, dated as of July 12, 1999, between CDnow, Inc., a Pennsylvania corporation (the "Borrower"), and SONY MUSIC ENTERTAINMENT INC. and TIME WARNER INC. (each, a "Lender" and, together the "Lenders").

          WHEREAS, this Agreement is being executed and delivered in connection with, and as a condition to closing under, that certain Agreement of Merger and Contribution (the "Merger Agreement"), dated as of July 12, 1999, among Time Warner Inc. ("Time Warner"), Sony Corporation of America ("Sony"), CDnow, Inc., Holdco, Pennsylvania Sub, Delaware Sub I and Delaware Sub II, as each such term is defined in the Merger Agreement;

          WHEREAS, in connection with the Merger Agreement, the Borrower has requested that the Lenders make available to it certain interim financing to satisfy working capital needs of the Borrower; and

          WHEREAS, the Lenders are willing to provide such financing to the Borrower upon the terms and conditions set forth herein,

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the Borrower and the Lenders hereby agree as follows:

SECTION 1.        DEFINITIONS.

          Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

          "Affiliate" shall have the meaning ascribed thereto in the Governance Agreement.

          "Agreement" shall mean this Convertible Loan Agreement as in effect from time to time.

          "Assignee" shall have the meaning provided in Section 10.4(b).

          "Attributable Indebtedness" shall mean, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would


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                                                                               2

appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

          "Availability Date" shall mean, December 16, 1999.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time, and any successor statute or statutes.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of Loans from the Lenders on a given date.

          "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close.

          "Capital Expenditures" shall mean all expenditures (including, capitalized portions of Capitalized Lease Obligations) for any property, plant or equipment (including replacements thereof, substitutions therefore and additions thereto) that have a useful life of one year or more, where such expenditures are or would be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries during the relevant period in conformity with GAAP.

          "Capitalized Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Capitalized Lease Obligations" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.


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                                                                               3


          "Closing Price" shall mean, with respect to any security, the closing sale price of such security on the date of determination on the principal U.S. or foreign securities exchange on which such securities are listed or primarily traded or, if such securities are not listed or primarily traded on any such exchange, the closing sale price of such securities on such date of determination on NASDAQ or any comparable system then in use (or, in the event no such sale price is reported on such day, the average of the reported closing bid and asked prices for such day).

          "Collateral" shall mean the property subject to the Lien of the Security Agreement and all payments and proceeds thereof, as more particularly defined in the Security Agreement.

          "Conversion Price" shall mean an amount equal to the lesser of (a) $14.3751 and (b) the Closing Price of CDnow Common Stock on the Trading Day immediately preceding the relevant date on which a Notice of Conversion Election is given.

          "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

          "Default Rate" shall have the meaning provided in Section 2.5(b).

          "Disqualified Stock" shall mean any Equity Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the 366th day following the date on which the Loans mature.

          "Equity Security" shall have the meaning ascribed thereto in the Governance Agreement.

          "Eurodollar Rate" with respect to any Loan shall mean an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in the lawful money of the United States at approximately 11:00 A.M. (London time) two Business Days prior to the Borrowing of


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                                                                               4


such Loan for a term of six months. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in the lawful money of the United States at approximately 11:00 A.M. (London time) two Business Days prior to the Borrowing of such Loan for a term of six months; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Event of Default" shall have the meaning provided in Section 7.

          "Exchange Rate Obligations" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

          "Existing Debt Agreements" shall mean the agreements listed on
Schedule 1.1(a).

          "Final Maturity Date" shall mean the earlier of (a) such time as the Loan Commitment is reduced to zero pursuant to the terms hereof, (b) January 15, 2001 or (c) the Effective Time.

          "Governance Agreement" means the form of Governance Agreement attached as Exhibit F to the Merger Agreement.

          "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade


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                                                                               5


accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith) (v) any Capitalized Lease Obligations of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Subsidiaries, at the time of determination, (vii) the principal amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For the purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant hereto. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date.

          "Interest" shall have the meaning provided in Section 2.5.

          "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

          "Interest Rate" shall mean a rate per annum equal to the Eurodollar Rate plus 3%, provided that, from and after the 180th day following termination of the Merger Agreement, such Interest Rate shall be equal to twenty-five percent (25%) per annum.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or


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                                                                               6


preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

          "Loan Commitment" means the maximum aggregate amount of $30,000,000; provided that in no event shall the Loan Commitment of either Lender exceed $15,000,000, individually.

          "Loan Documents" shall mean this Agreement, the Notes and the Security Agreement as in effect from time to time.

          "Loan Party" shall mean and include the Borrower and its Subsidiaries.

          "Loans" shall have the meaning provided in Section 2.1(a).

          "Merger Agreement" shall have the meaning provided in the first Whereas clause as in effect from time to time, and all references herein to the Merger Agreement shall be references thereto regardless of whether or not such agreement shall have been terminated.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Sale Proceeds" shall mean, for any sale, lease, transfer or disposition, the gross cash proceeds received from such transaction, net of the reasonable costs of such transaction and the incremental taxes paid or payable as a result of such transaction and any reasonable reserves established in connection therewith as determined in good faith by the Borrower.

          "Note" and "Notes" shall have the meanings provided in Section 2.4.

          "Notice of Borrowing" shall have the meaning provided in Section 2.2.

          "Notice of Conversion Election" shall have the meaning provided in
Section 8.2.


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                                                                               7


          "Obligations" shall mean all obligations, liabilities and Indebtedness of every nature of the Borrower from time to time owing to the Lenders under or in connection with this Agreement or any other Loan Document.

          "Permitted Indebtedness" shall mean Permitted Interim Financing and Purchase Money Indebtedness and Indebtedness outstanding on the date hereof under Existing Debt Agreements.

          "Permitted Interim Financing" shall mean Indebtedness for borrowed money incurred by the Borrower provided that (i) the Net Debt Proceeds therefrom shall be applied in accordance with Section 2.7, (ii) the maturity date thereof extends to at least 366 days beyond the Final Maturity Date, (iii) such Indebtedness is unsecured and is not guaranteed by any Subsidiary of the Borrower, (iv) such Indebtedness contains representations, warranties, covenants and agreements which are not more restrictive, individually or taken as a whole, than those in effect hereunder, (v) such Indebtedness is subject to subordination and intercreditor arrangements satisfactory to the Lenders (and appropriate to reflect the senior, secured nature of the Obligations) and (vi) such Indebtedness otherwise satisfies the requirements of Section 7.01(a)(x)(A)(II) of the Merger Agreement.

          "Permitted Liens" shall mean (a) Liens for taxes, levies, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings; (b) carriers', warehousemen's, mechanics', materialmen's, repairman's or other like Liens arising in the ordinary course of business in respect of actions permitted hereunder which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (c) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary; (d) Liens in existence on the date hereof listed on Schedule 1.1(b), securing Indebtedness arising under the Existing Debt Agreements, provided that no such Lien is spread to cover any additional Property after the date hereof and that the amount of Indebtedness secured thereby is not increased; and (e) Liens securing Purchase Money Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that no such Lien is spread to cover any additional Property and that the amount of Indebtedness secured thereby is not increased.


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                                                                               8


          "Pledged Shares" means the Equity Securities that are subject to the Lien of the Security Agreement and any and all dividends, distributions, payments and proceeds thereof, as more particularly defined in the Security Agreement.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Purchase Money Indebtedness" shall mean Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets (including pursuant to any permitted Sale and Leaseback Transaction under Section 6.6(iv)) so long as the principal amount thereof does not exceed 100% of the fair market value of the asset so acquired at the time of incurrence. Any asset acquired with proceeds of Purchase Money Indebtedness shall be deemed to be a capital asset subject to restrictions in Section 7.01(a)(xi) of the Merger Agreement.

          "Receivables" shall have the meaning provided in Section 4.11.

          "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

          "Security Agreement" means the Guarantee and Collateral Agreement, dated the date hereof, to be executed by the Borrower, a form of which is attached as Exhibit B hereto.

          "Subsidiary" shall have the meaning ascribed thereto in the Governance Agreement.

          "Third Party Tender Offer" shall have the meaning ascribed thereto in the Governance Agreement.

          "Trading Day" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

          "Transactions" shall mean each of the transactions contemplated by the Loan Documents.


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                                                                               9


SECTION 2.        AMOUNT AND TERMS OF CREDIT FACILITY.

          Section 2.1 Term Loans. (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Availability Date and prior to the Final Maturity Date, to make term loans (collectively, "Loans") to the Borrower, in the case of each Borrowing, in an amount equal to one-half of the amount requested in the relevant Notice of Borrowing, which Loans shall not at any time exceed in aggregate principal amount at any time outstanding the Loan Commitment.

               (b) Loans may be voluntarily prepaid pursuant to Section 2.6 and shall be mandatorily prepaid pursuant to Section 2.7. Any amounts so prepaid may not be reborrowed. The Loan Commitment shall expire and the Loans shall mature on the Final Maturity Date, without further action on the part of the Lender.

               (c) Each Borrowing under this Section 2.1 shall be in the aggregate maximum amount of the lesser of (i) $5,000,000 or (ii) the remaining unborrowed amount of the Loan Commitment.

          Section 2.2 Notice of Borrowing. Whenever the Borrower desires to borrow hereunder, the Borrower's Chief Financial Officer shall make a formal request to each Lender for such Borrowing by giving each Lender prior written notice thereof (each such notice, a "Notice of Borrowing") on or before 10:00 a.m., New York City time, at least two Business Days prior to the date requested for such Borrowing. Each Notice of Borrowing shall specify (a) the aggregate principal amount of the requested Borrowing, (b) the proposed date of the Borrowing (which shall be a Business Day and which shall not be less than ten Business Days from the last date of Borrowing), (c) the proposed use of the proceeds of any such Borrowing, which use of proceeds shall be in compliance with Section 6.7 and (d) that each of the conditions set forth in Section 3 has been, and remains, satisfied as of the date of such Notice of Borrowing.

          Section 2.3 Disbursement of Funds. Upon receipt of a Notice of Borrowing delivered in accordance with and in compliance with Section 2.2 above, on the date specified in such Notice of Borrowing, each Lender will make available one-half of the aggregate principal amount of the Borrowing requested to be made on such date, in U.S. dollars by wire transfer in immediately available funds to an account specified in a written instrument signed by the Chief Financial Officer of the Borrower and delivered to


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                                                                              10


such Lender, together with any Notice of Borrowing. The failure of a Lender to fund any Loan to be made by it shall not relieve the other Lender from its obligation to fund any Loan to be made by it.

          Section 2.4 The Notes. The Borrower's obligation to pay the principal of, and Interest on, the Loans made by a Lender hereunder, shall be evidenced by a promissory note (each a "Note," and collectively the "Notes"), payable to such Lender duly executed and delivered by the Borrower, substantially in the form of Exhibit A hereto. The Borrower hereby irrevocably authorizes each of the Lenders to endorse the date and amount of each Loan made by such Lender and any payment and repayment of the principal amount thereof or Interest thereon, on the Schedule of Principal, Conversion and Repayment attached to such Note and constituting a part thereof, which endorsement shall constitute prima facie evidence of the information so endorsed; provided, however, that any failure of a Lender to make such endorsement shall not affect the obligation of the Borrower to make any payments hereunder.

          Section 2.5 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan ("Interest") at the Interest Rate in effect from time to time, in respect of such Loan, from the date of the making of such Loan until the earlier of (i) the date on which such Loan shall be paid in full and (ii) the Final Maturity Date, such Interest to be computed on the basis of a 360-day year and the actual number of days elapsed.

               (b) Overdue principal and, to the extent permitted by law, overdue Interest in respect of each Loan, and any other overdue amount payable hereunder (including, without limitation, all amounts outstanding following an Event of Default) shall bear interest at a rate per annum (the "Default Rate") equal to the rate which is 2% in excess of the rate then borne by such Loans, computed on the basis of a 360-day year and the actual number of days elapsed; provided that nothing in any Loan Document shall permit the Lenders to receive interest in excess of the maximum rate of interest permitted by law.

               (c) Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable on the Final Maturity Date.


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                                                                              11


               (d) In the event that a Lender elects to convert any accrued and unpaid amount of interest on any Loan into CDnow Common Stock in accordance with the provisions of Section 8 hereof, the Borrower's obligation to pay Interest on such Loan, pursuant to this Section 2.5, shall be deemed satisfied by the delivery of the CDnow Common Stock upon conversion of such accrued and unpaid interest as therein provided, to the extent of such conversion. Each Lender agrees to give Borrower at least one Business Day's notice of its intent to convert any Interest otherwise due and payable, or to become due and payable, into CDnow Common Stock in accordance with this Agreement.

          Section 2.6 Voluntary Prepayments. The Borrower shall have the right to prepay in accordance with Section 2.9 the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Lenders written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least two, or after the Merger Agreement has terminated, five Business Days prior to a prepayment, which notice shall specify the date (which shall be a Business Day), the Loans and the amount of such prepayment and (ii) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or integral multiples thereof.

          Section 2.7 Mandatory Prepayments. (a) If the Borrower or any of its Subsidiaries shall receive any proceeds from any sale, lease, transfer or disposition to any Person of any of its Property or Equity Securities (other than sales of inventory in the ordinary course of business and permitted Sale and Leaseback Transactions) then the Borrower shall immediately upon receipt thereof apply in accordance with Section 2.9 an amount in cash equal to 100% of the Net Sale Proceeds from such sale, lease, transfer or disposition to the Lenders as a mandatory repayment of outstanding Loans and reduction in the remaining Loan Commitment in accordance with the requirements of Section 2.8.

               (b) If the Borrower or any of its Subsidiaries shall receive any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Permitted Interim Financing, then the Borrower shall immediately upon receipt thereof apply in accordance with Section 2.9 an amount equal to 100% of the Net Debt Proceeds from the Permitted Interim Financing to the Lenders as a mandatory repayment of outstanding Loans and reduction in the


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                                                                              12


remaining Loan Commitment in accordance with the requirements of Section 2.8.

               (c) If the Borrower enters into any Acquisition Agreement relating to a CDnow Takeover Proposal or there is consummated a Third Party Tender Offer or the Merger Agreement is terminated pursuant to Section 10.01 (c) (to the extent that one or more of the breaches of the representations, warranties, covenants and agreements of CDnow that formed the basis of such termination could reasonably be expected to have been avoided had CDnow used its reasonable best efforts to ensure the continued accuracy, compliance and performance of its representations, warranties, covenants and agreements under the Merger Agreement) or Section 10.01(d) thereof, then (i) the Loan Commitment shall automatically and immediately terminate and the unpaid aggregate principal amount of, and any and all accrued Interest on, the Loans and any and all other Obligations shall automatically become immediately due and payable, with all Interest from time to time accrued thereon and without presentation, demand or protest or other requirements of any kind (including without limitation, valuation and appraisement, due diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of the Lenders to make any Loans hereunder shall thereupon terminate.

          Section 2.8 Repayment; Reduction in Loan Commitment. Each amount required or permitted to be applied to repay outstanding Loans under Section 2.6 or 2.7 shall be applied first, to prepay accrued but unpaid Interest on the Loans and other Obligations (other than the principal on the Loans) hereunder and second to prepay amounts in respect of principal outstanding under the Loans. The excess of any Net Debt Proceeds or Net Sale Proceeds over amounts required to repay principal and Interest shall reduce the remaining unused Loan Commitment. Each reduction shall be allocated pro rata between the Lenders. By three Business Days prior notice to the Lenders, the Borrower may at any time reduce the amount of the Loan Commitment to an amount not less than the outstanding principal amount of the Loans. By notice to the Lenders, the Borrower may, at any time when no Loans are outstanding and no Obligations remain unpaid, terminate the Loan Commitment.

          Section 2.9 Method and Place of Payment. (a) All payments and prepayments of principal and Interest under this Agreement and the Notes shall be made in equal amounts to each Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in immediately available funds to such account as shall be designated by each Lender.

          Any funds received by the Lenders after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

               (b) Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, Interest shall be payable at the applicable rate during such extension.

               (c) All payments made by the Borrower hereunder and under any Note shall be made irrespective of, and without any reduction for, any setoff or counterclaims, including, without limitation, any setoff or counterclaims arising due to a breach or alleged breach by a Lender or any of its Subsidiaries or Affiliates of any other agreement to which a Lender or any of its Subsidiaries or Affiliates and any of the Loan Parties are parties.

          Section 2.10 Taxes. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Taxes. If any Taxes are required to be withheld from any amounts payable to the Lender hereunder or under any Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) Interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the specific Note. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the applicable Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to a Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

SECTION 3.        CONDITIONS PRECEDENT.

          Section 3.1 Conditions Precedent. This Agreement shall become effective upon satisfaction of the following conditions precedent:

               (a) Loan Documents.

                    (i) Convertible Loan Agreement. The Borrower shall have
               executed and delivered this Agreement to the Lenders.

                    (ii) Security Agreement. Each Loan Party shall have executed and delivered the Security Agreement to the Lenders.

                    (iii) Notes. The Borrower shall have executed and delivered to each Lender a Note as provided herein.

               (b) Corporate Documents. The Lenders shall have received the Articles of Incorporation of each Loan Party as in effect on the effective date of this Agreement, certified to be true, correct and complete by the Secretary of State of the State of the jurisdiction of incorporation of such Loan Party.

               (c) Certified Resolutions, etc. The Lenders shall have received a certificate of the Secretary or Assistant Secretary of each Loan Party dated the date hereof certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the Loan Documents to which it is a party, (ii) the By-Laws of such Person as in effect on the date of the adoption of the resolutions referred to in clause (iii), (iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and (iv) that there have been no changes in the Articles of Incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

               (d) Delivery of Collateral and Pledged Shares. The Borrower shall have delivered to the Lender stock certificates representing the Pledged Shares, registered in the name of the Borrower, accompanied by undated stock powers duly executed in blank.

               (e) Actions to Perfect Liens. The Lenders shall have received evidence in form and substance satisfactory to them that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Lenders, desirable to perfect the Liens created by the Security Agreement shall have been completed.

               (f) Lien Searches. The Lenders shall have received the results of a recent search by a Person satisfactory to the Lenders, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Loan Parties, and the results of such search shall be satisfactory to the Lenders.

               (g) Representations. The representations and warranties set forth in Section 4 and in the Security Agreement shall be true and correct.

          Section 3.2 Conditions Precedent to All Loans. In addition to the provisions of Section 2.2, the obligation of the Lenders to make any Loan is subject to the satisfaction on the date such Loan is made of the following conditions precedent:

               (a) No Event of Default. No Event of Default hereunder shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans.

               (b) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Entity shall have been issued, and no litigation shall be pending, that is seeking to enjoin, prohibit or restrain, the making or repayment of the Loans.

               (c) No Termination of Merger Agreement. The Merger Agreement shall not have been terminated (i) by Sony or Time Warner pursuant to Section 10.01(c) (to the extent that one or more of the breaches of the representations, warranties, covenants and agreements of CDnow that formed the basis of such termination could reasonably be expected to have been avoided had CDnow used its reasonable best efforts to ensure the continued accuracy, compliance and performance of its representations, warranties, covenants and agreements under the Merger Agreement) or Section 10.01(d) thereof; or (ii) by CDnow other than pursuant to Sections 10.01(b)(i) or Section 10.01(e) thereof.

               (d) No Third Party Tender Offer or Takeover Proposal. There shall not have been commenced a Third Party

Tender Offer and CDnow shall not have entered into an Acquisition Agreement with respect to a CDnow Takeover Proposal.

               (e) Available Cash. The aggregate cash and cash equivalents of the Borrower and its Subsidiaries shall be less than $7,500,000.

          The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Borrower to the Lenders that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Loan have been satisfied.

          Section 3.3 Conditions Precedent to First Loan. In addition to the provisions of Section 3.2, the obligation of each Lender to make its first Loan hereunder is subject to the receipt by the Lenders of a legal opinion, dated the date of Borrowing of the first Loan, from counsel to the Loan Parties, concerning due authorization, execution, delivery and the enforceability of this Agreement, the Notes and the Security Agreement, absence of conflicts with laws, articles, by-laws, agreements, absence of consents and approvals and the perfection of the Lenders' security interest in the Collateral, all in form and substance reasonably satisfactory to the Lenders.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

          Section 4.1 Merger Agreement Representations. Each of the representations and warranties of the Borrower set forth in Section 3 of the Merger Agreement is incorporated herein by reference as if set forth by length as the representations and warranties of the Borrower hereunder.

          Section 4.2 Authority Relative to this Agreement. Each Loan Party has full corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Loan Documents to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by all corporate and shareholder action, and no other corporate proceedings on the part of any Loan Party are necessary to authorize the Loan Documents to which it is a party or to consummate the Transactions contemplated hereby and thereby. The Loan Documents to which it is a party have been duly and validly executed and delivered by each Loan Party party thereto, and constitute valid and binding agreements of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms.

          Section 4.3 Consents and Approvals; No Violation. (a) Except as set forth in Schedule 4.3, the execution and delivery by each Loan Party of each Loan Document to which it is a party will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of such Loan Party, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Loan Party is a party or by which any Loan Party or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Loan Party or any of its assets.

               (b) Except for any registration statement filed with the United States Securities and Exchange Commission (the "SEC") pursuant to Section 9 hereof, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by the Borrower of the Transactions.

          Section 4.4 Margin Regulations. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

          Section 4.5 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.6 Absence of Indebtedness and Liens. Neither the Borrower nor any Subsidiary has any liabilities or obligations, either accrued, absolute, contingent, or otherwise, in respect of any Indebtedness or Liens, except (a) under Existing Debt Agreements, (b) Permitted Indebtedness and (c) Permitted Liens.

SECTION 5.  AFFIRMATIVE COVENANTS.

          The Borrower covenants and agrees that from the Availability Date and until the Loan Commitment has terminated and the Obligations are paid in full:

          Section 5.1 Information Covenants. The Borrower will furnish to each
Lender:

               (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                    (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and

                    (ii) consolidated statement of operations, shareholders' equity and changes in financial position of the Borrower and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by the Chief Financial Officer of the Borrower as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, except for the absence of footnotes and changes resulting from year-end adjustments, provided that delivery within the time period specified above of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1;

               (b) Annual Statements - within 90 days after the end of each fiscal year of the Borrower, duplicate copies of

                    (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and

                    (ii) consolidated statements of operations, shareholders' equity and changes in financial position of the Borrower and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 5.1(b);

               (c) Audit Reports, etc. -- promptly (and in any event within five Business Days) after receipt thereof, copies of all management letters and reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary made by such accountants;

               (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to public securities holders generally, and (ii) each regular or periodic reports, each registration statement (without exhibits except as expressly requested by a Lender), and each prospectus and all amendments thereto filed by the Borrower or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Borrower or any Subsidiary to the public concerning developments that are material;

               (e) Notice of Default or Event of Default -- immediately (and in any event within two Business Days) after the Borrower becomes aware of the existence of any

Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

               (f) Notices from Governmental Authority -- promptly, and in any event within five days of receipt thereof, copies of any notice to the Borrower or any Subsidiary from any federal, state or foreign Governmental Entity relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a CDnow Material Adverse Effect or that could reasonably be expected to impair the ability of the Borrower to perform any of its obligations hereunder or under any of the Loan Documents;

               (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or property of the Borrower or any of its Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder, under the Notes and under the Security Agreement as from time to time may be reasonably requested by the Lenders; and

               (h) Notice of Prepayment Transaction -- two, or after the Merger Agreement has terminated, five Business Days prior to the Borrower or any Subsidiary entering into any transaction or taking any action which would result in a mandatory prepayment under Section 2.7(a) and (b), a written notice specifying the nature thereof.

          Section 5.2 Officer's Certificate. Each set of financial statements delivered to a Lender pursuant to Section 5.l(a) or Section 5.l(b) hereof shall be accompanied by a certificate of the Chief Financial Officer containing a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower or its Subsidiaries shall have taken or proposes to take with respect thereto.

          Section 5.3 Inspection. Each Lender, or any person designated from time to time by such Lender, shall have the right, from time to time hereafter, to call at the Borrower's or its Subsidiaries' place or places of business during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and makes copies of and extracts from the Borrower's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of the Borrower or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of the Borrower and its Subsidiaries with the officers of the Borrower and its Subsidiaries.

          Section 5.4 Conduct of Business. (a) The Borrower shall, and shall cause each Subsidiary to (i) maintain its existence and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply in all material respects with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

               (b) The Borrower shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with customary practice, and (iii) all taxes, unless and to the extent that the validity thereof is being contested by the Borrower in good faith and by appropriate proceedings.

          Section 5.5 Maintenance of Property; Insurance. (a) The Borrower shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) all Property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) insurance on their assets for the full replacement value (or the full insurable value) thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses similarly situated; and (iii) public liability insurance relating to the Borrower's and its Subsidiaries' ownership and use of their assets.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Lenders of written notice thereof, (ii) name the Security Agent (as such term is defined in the Security Agreement) as insured party or loss payee, (iii) if reasonably requested by the Lenders, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Lenders.

               (c) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businesses, with insurers as shall be reasonably satisfactory to each Lender. Upon demand, the Borrower shall deliver to each Lender the original (or certified) copy of each policy insurance, and evidence of payment of all premiums for each such policy.

          Section 5.6 Notice of Suit or Adverse Change in Business. The Borrower shall give written notice to each Lender (a) as soon as possible, and in any event within five business days after the Borrower receives actual notice (written or oral) of any material proceeding(s) being instituted against the Borrower or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and (b) as soon as possible, and in any event within five business days after the Borrower learns of any material adverse change in the financial condition, results of operations, business, or assets of the Borrower and its Subsidiaries taken as a whole.

          Section 5.7 Books, Records, Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.

SECTION 6.        NEGATIVE COVENANTS.

          The Borrower covenants and agrees that from the date hereof (except, in the case of Sections 6.2 and 6.7, which shall be from the Availability Date) until the Loan

Commitment has terminated, and the Obligations are paid in full, without the prior written consent of Lenders:

          Section 6.1 Merger Agreement Covenants. The covenants and agreements of the Borrower set forth in the first sentence of Section 7.01(a) and Sections 7.01(a)(i), (iii), (iv) (other than acquisitions made solely for Equity Securities of the Borrower), (vii), (viii), (x)(B), (xi), (xiii), (xiv) as it relates to clause (ix) of Section 3.18 of the Merger Agreement (provided that the Borrower may consummate transactions of the type described in clause (B) of such Section 3.18(ix) without regard to the dollar limits referred to therein so long as such transactions (I) are on market terms, (II) do not extend for a period of greater than thirty-six months, (III) are only entered into after good faith consultations by the Borrower with the Lenders and (IV) are consummated at a cost per customer target not in excess of the amount previously disclosed to the Lenders (or, if lower, the cost per customer target then in effect)), and
(xv) of the Merger Agreement are hereby incorporated herein by reference as of set forth at length and shall be covenants and agreements of the Borrower hereunder. To the extent there is a waiver under the Merger Agreement then there shall be deemed to be a waiver under this Agreement and, to the extent that matters are set forth in the CDnow Disclosure Letter, they shall be deemed to be set forth herein. For the avoidance of doubt, nothing contained herein shall derogate from the Borrower's obligations to comply with every covenant and agreement contained in the Merger Agreement during the term thereof in accordance with the terms thereof.

          Section 6.2 Changes in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any business which is substantially different from that conducted by the Borrower, as the case may be, on the date hereof.

          Section 6.3 Limitation on Indebtedness. The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness (so long as, in the case of Permitted Interim Financing, the Net Debt Proceeds thereof are applied as required by Section 2.7) and the Borrower will not issue any Disqualified Stock or permit any of its Subsidiaries to issue any Disqualified Stock.

          Section 6.4 Limitation on Issuances of Guarantees by Subsidiaries. The Borrower will not permit any Subsidiary to guarantee, directly or indirectly, any

Indebtedness of the Borrower, other than Permitted Indebtedness.

          Section 6.5 Limitation on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) on or with respect to any of their Property or assets now owned or hereafter acquired, or any interest therein or any income or profits therefrom.

          Section 6.6 Limitation on Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell, lease, assign, transfer or otherwise dispose of any of its Property, whether now on or hereafter acquired, except:

                    (i) obsolete Property disposed of in the ordinary course of business;

               (ii) the sale of inventory in ordinary course of business;

               (iii) the sale or other disposition of any Property for fair market value and for consideration consisting solely of cash and so long as the Net Sale Proceeds thereof are applied as required by Section 2.8; and

               (iv)(a) Sale and Leaseback Transactions in respect of capital equipment acquired ninety days or less prior to consummation of such Sale and Leaseback Transaction and (b) other Sale and Leaseback Transactions in respect of which the Attributable Indebtedness does not exceed $1,000,000 in the aggregate; provided that all of such Sale and Leaseback Transactions referred to in both clauses (a) and (b) are for fair market value.

          Section 6.7 Use of Proceeds. The Borrower will not use the proceeds of any Loan for any purpose other than in the ordinary course of the Borrower's business and to meet the ongoing working capital needs of the Borrower.

          Section 6.8 Limitation on Modifications of Certain Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly amend or modify, or permit the amendment or modification of, any Existing Debt Agreement.

          Section 6.9 Limitation on Negative Pledge Clauses. The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, enter into with any

Person any agreement, other than (a) this Agreement and (b) any Purchase Money Indebtedness permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

SECTION 7.        EVENTS OF DEFAULT.

          Section 7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

               (a) Failure to Make Payments. The Borrower shall (i) default in the payment when due of any principal of, or Interest on, the Loans or (ii) default in the payment when due of any other amounts owing hereunder, and in the case of the circumstances described in this clause (ii), such default shall continue unremedied for three or more Business Days, provided, however, that in the event that a Lender elects to convert any amount of principal or Interest otherwise due under any of the Notes into CDnow Common Stock in accordance with the provisions of Section 8 hereof, the amount so converted shall be deemed to have been timely paid and the failure to make payment in respect thereof shall not constitute a Default or Event of Default hereunder.

               (b) Breach of Representations. The representations and warranties of the Borrower set forth in Section 4 or in the Security Agreement shall, individually or in the aggregate, have been untrue or inaccurate in any material respect when made.

               (c) Breach of Covenants.

                    (i) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under Section 6 hereof or Section 5 of the Security Agreement.

                    (ii) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement or other Loan Agreement

         Document (except those described in subsections (a) and (b)(i) above), and such failure shall continue for 15 days after notice thereof to the Borrower.

               (d) Default Under Other Agreements. Any Loan Party shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (including any Indebtedness under the Existing Debt Agreements) individually or in the aggregate in excess of $250,000 other than the Obligations; or any Loan Party shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

               (e) Loan Documents. Any Loan Document shall at any time and for any reason not be or shall cease to be valid, binding and enforceable against any Loan Party or any Loan Party or any other Person shall contest or deny the validity and enforceability of any Loan Document or shall disaffirm or repudiate any of its or any Loan Party's obligations thereunder, or the Obligations (or any of them) shall fail to be secured by a first-priority perfected security interest in the Collateral.

               (f) Bankruptcy, etc. (i) Any Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of 60 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party makes a general assignment for the benefit of creditors; or (vii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (viii) any Loan Party shall cooperate with its creditors with a view to arranging a composition or adjustment of its debts; or (ix) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (x) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

          Section 7.2 Rights and Remedies. Upon the occurrence of any Event of Default described in Section 7.1(f), the Loan Commitment shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, due diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of the Lenders to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, without limiting the other provisions of this Agreement (including Section 2.7), each Lender may, by written notice to the Borrower, (i) declare that its Loan Commitment is terminated, whereupon such Loan Commitment and the obligation of such Lender to make any Loan hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans of such Lender and any and all other Obligations owed to such Lender to be, and the same shall thereupon be, immediately due and payable with all additional Interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

SECTION 8.          CONVERSION.

          Section 8.1 Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Section 8, each Lender, at its sole option, may, at any time after termination of the Merger Agreement and from time to time thereafter, convert (a) each Note or any portion of the principal amount thereof which equals $500,000 or any integral multiple thereof, and (b) the amount of accrued and unpaid Interest on the Loan represented by such Note (including without limitation any overdue Interest accruing at the Default Rate), into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of CDnow Common Stock equal to the quotient obtained by dividing (i) the aggregate of such principal amount and accrued and unpaid interest to be so converted by
(ii) the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

          Any certificates evidencing CDnow Common Stock issued upon the conversion of the Note shall bear such legends, including legends reflecting restrictions on transfer required in order to maintain compliance with the provisions of the Securities Act, as the Borrower shall deem to be necessary or appropriate.

          Section 8.2 Exercise of Conversion Privileges. In order to exercise the conversion privilege with respect to any amount of principal or Interest (including any defaulted Interest) of any Note, a Lender shall, in the case of a conversion with respect to all outstanding principal only, surrender such Note, duly endorsed or assigned to the Borrower or in blank, at the principal executive offices of the Borrower, and, in all cases, deliver a Notice of Conversion Election (in the form attached hereto as Exhibit C, a "Notice of Conversion Election") to the effect that such Lender elects to convert such Note or, if less than the entire principal amount and Interest thereof is to be converted, the portion thereof to be converted.

          Any amount of principal and Interest of a Note shall be deemed to have been converted immediately prior to the close of business on the day of delivery of the relevant Notice of Conversion Election in accordance with the foregoing provisions, and at such time the rights of such Lender as a holder of the Note with respect to the principal amount to be so converted (or, in the case of conversion of any Interest payable on the Note, the right of Lender to be paid such Interest in cash) shall cease, and the Person or Persons entitled to receive the CDnow Common Stock of the Borrower issuable upon conversion shall be treated for all purposes as the record holder or holders of such CDnow Common Stock as and after such time. As promptly as practicable on or after conversion date, the Borrower shall issue and shall deliver to such Lender, at the address specified by such Lender in writing, a certificate or certificates for the number of full shares of CDnow Common

Stock of the Borrower issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8.3.

          Section 8.3 Fractions of Shares. No fractional share of CDnow Common Stock shall be issued upon conversion of a Note. Instead of any fractional share of such CDnow Common Stock which would otherwise be issuable upon conversion of such Note (or a portion thereof), or upon the conversion of any Interest (including defaulted Interest) payable with respect to such Note, the Borrower shall pay a cash adjustment in respect of such fractional share in an amount equal to such fraction multiplied by the Closing Price of the CDnow Common Stock at the close of business on the day of conversion (or, if such day is not a Trading Day, on the Trading Date immediately preceding such day).

          Section 8.4 Adjustment of Conversion Price. The Conversion Price then applicable to any Note shall be appropriately adjusted in accordance with the anti-dilution provisions attached hereto as Exhibit D.

          Section 8.5 Notice of Adjustments of Conversion Price. Whenever the Conversion Price of any Note is adjusted, the Borrower shall compute the adjusted Conversion Price in accordance with Section 8.4 and shall prepare a certificate signed by the Chief Financial Officer of the Borrower setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be provided to the Lenders.

          Section 8.6 Company to Reserve CDnow Common Stock. The Borrower shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued CDnow Common Stock or out of its CDnow Common Stock held in treasury, for the purpose of effecting the conversion of Notes and any accrued and unpaid Interest thereon, the full number of shares of its CDnow Common Stock then issuable upon the conversion of the entire principal amount of the aggregate Loan Commitment and all Interest that would accrue on such aggregate amount up to and including the Final Maturity Date.

          Section 8.7 Taxes on Conversions. The Borrower will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of its Common Shock on conversion of Notes and any accrued and unpaid Interest thereon pursuant hereto. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its CDnow Common Stock in a name other than that of a Lender or other holder of the Note, portion thereof or Interest thereon to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Borrower the amount of any such tax, or has established to the satisfaction of the Borrower that such tax has been paid.

          Section 8.8 Covenant as to CDnow Common Stock.

               (a) The Borrower covenants that all shares of its CDnow Common Stock which may be issued upon conversion of Notes or any Interest payment in respect thereof will upon issue be validly issued, fully paid and nonassessable.

               (b) The Borrower shall from time to time take all action necessary so that the CDnow Common Stock which may be issued upon conversion of Notes or any Interest payment in respect thereof, immediately upon their issuance (or, if such CDnow Common Stock is subject to restrictions on transfer under the Securities Act, upon their resale pursuant to any effective registration statement under the Securities Act), will be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which shares of CDnow Common Stock are then listed or quoted.

          Section 8.9 Investment Intent; Private Placement. Each Lender represents and warrants to the Borrower that:

               (a) The Lender is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in equity securities presenting an investment decision like that involved in the acquisition of CDnow Common Stock upon the conversion of Notes and any accrued and unpaid Interest thereon pursuant to this Section 8.

               (b) Upon the conversion of any Notes or any Interest payment in respect thereof, the Lender will be acquiring CDnow Common Stock issued upon such conversion for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. The Lender has no present intention of selling, granting and participation in, or otherwise distributing the CDnow Common Stock, except in compliance with the Securities Act or pursuant to an available exemption thereunder.

               (c) The Lender understands that the CDnow Common Stock has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Lender's investment intent as expressed herein. The Lender is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Lender further understands that the certificate(s) representing the CDnow Common Stock shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

SECTION 9.  REGISTRATION RIGHTS.

          The Lenders and the Borrower agree that, with respect to any and all shares of Common Stock of the Borrower issued upon conversion of any Note or any portion thereof, or any Interest payable with respect thereto, the Lenders shall have the registration rights provided for in the Stock Option Agreement regardless of whether or not such agreement shall be in effect, and any and all shares of Common Stock of the Borrower issued upon conversion of the Loans or any portion thereof, or any Interest payable with respect thereto, shall constitute shares of securities that have been acquired by or are issuable to the Lenders upon exercise of the "Option" as defined therein.

SECTION 10.  MISCELLANEOUS.

          Section 10.1 Payment of Expenses, Indemnity, etc. The Borrower shall:

               (a) pay all reasonable out-of-pocket costs and expenses of each Lender in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for each Lender);

               (b) pay, and hold the Lenders harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and

               (c) indemnify each Lender, its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document except to the extent resulting from the gross negligence or willful misconduct of the Indemnitee.

          Section 10.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or any other Person, any such notice being hereby expressly waived, to set off any other indebtedness or other obligation at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Lender under this Agreement or under any of the other Loan Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified; on the next Business Day after delivery to a recognized overnight courier service; upon confirmation of receipt of a facsimile transmission; or five days after deposit with the United States Post Office, by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                  If to the Borrower, to:

                  1005 Virginia Drive
                  Ft. Washington, PA 19034
                  Facsimile: (215) 619-9521
                  Attention: General Counsel

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA 19103-2921
                  Facsimile: (215) 963-5299
                  Attention: James W. McKenzie, Jr., Esq.

                  If to Time Warner Inc., to:

                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, NY 10019
                  Facsimile: (212) 307-0126

                  Attention: Chief Financial Officer

                  with a copy to:

                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, NY 10019
                  Facsimile: (212) 275-3901
                  Attention: General Counsel

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Facsimile: (212) 757-3990
                  Attention: James H. Schwab, Esq.

                                    and

                  If to Sony Music Entertainment Inc., to:

                  Sony Music Entertainment Inc.
                  550 Madison Avenue
                  New York, NY 10022
                  Facsimile: (212) 833-8083
                  Attention: General Counsel

                  with a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York 10022-21585
                  Facsimile: (212) 940-8776
                  Attention: Lisa Weiss, Esq.

          Section 10.4 Successors and Assigns; Assignments.

               (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders.

               (b) Assignments. Either Lender may at any time assign to any other Person (each an "Assignee") other than a competitor of the Borrower or any of its Subsidiaries all but not in part of its rights and obligations under this Agreement, the Notes and any other Loan Documents, and the Borrower and the Lenders agree that to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits under the Loan Documents as the Lenders hereunder; provided that such assignment shall not relieve the Lenders of their respective obligations hereunder. Any assignment by a Lender to any Person that is not an Affiliate of such Lender shall require the prior written consent of the non-assigning Lender.

         Section 10.5 Amendments and Waivers. Neither this Agreement, any other Loan Document to which the Borrower is a party, nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Lenders acting jointly and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement or any Note. Any such amendment, supplement, modification or waiver shall apply to and shall be binding upon the Borrower, the Lenders and all future holders of such Notes or any portion thereof or participation therein. In the case of any waiver, the Borrower and the Lenders shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Section 10.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lenders or any subsequent holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Lenders or the subsequent holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lenders or the subsequent holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders or the subsequent holder of any Note to any other or further action in any circumstances without notice or demand.

          Section 10.7 Governing Law, Submission to Jurisdiction. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

               (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, the Borrower at its address set forth in Section 10.3. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lenders or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 10.9 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 10.10 Marshalling; Recapture. The Lenders shall be under no obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent the Lenders receive any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to the Lenders as of the date such initial payment, reduction or satisfaction occurred.

          Section 10.11 Severability. In case any provision in or obligation under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other Jurisdiction, shall not in any way be affected or impaired thereby.

         Section 10.12 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

         Section 10.13 Limitation of Liability. No claim may be made by any Loan Party or any other Person against any Lender or any of its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection herewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. For the avoidance of doubt, the parties expressly acknowledge and agree that each Lender's obligations under this Agreement, including without limitation Section 2, are separate and individual in nature and are not joint and several. In no event shall a Lender be held responsible for a breach by the other Lender of this Agreement.

         Section 10.14  [Reserved.]

         Section 10.15 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

         Section 10.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the Interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lenders holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the Interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this

Section 10.16 shall be cumulated and the Interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by Lenders.

         Section 10.17 Senior Indebtedness. The Indebtedness created pursuant to the Loan Documents shall be senior in right of payment, as to principal, Interest and all other Obligations, to all other Indebtedness of the Borrower, whether now existing, or hereafter created, except for Indebtedness under the Existing Debt Agreements, Purchase Money Indebtedness and Sale and Leaseback Transactions entered into in accordance with Section 6.6(iv).

         Section 10.18 Adjustments; Set-Off. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or Interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or Interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         Section 10.19 Merger Agreement. Nothing in this Agreement shall reduce or relieve any of the Loan Parties from any of their obligations under the Merger Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                          CDnow, Inc.

                                          By:  /s/  Jason Olim
                                             ---------------------------------
                                                Name:  Jason Olim
                                                Title:    President and Chief
                                                          Executive Officer

                                          SONY MUSIC ENTERTAINMENT INC.

                                          By:  /s/  Kevin Kelleher
                                             ---------------------------------
                                                Name:  Kevin Kelleher
                                                Title:    Executive Vice
                                                          President and Chief
                                                          Financial Officer

                                          TIME WARNER INC.

                                          By:  /s/  Richard J. Bressler
                                             ---------------------------------
                                                Name:  Richard J. Bressler
                                                Title:    Executive Vice
                                                          President and Chief
                                                          Financial Officer

                                   CDnow, Inc.

                                  SCHEDULES TO

              CONVERTIBLE LOAN AGREEMENT, DATED AS OF JULY 12, 1999
               BETWEEN CDnow, Inc., SONY MUSIC ENTERTAINMENT INC.
                              and TIME WARNER INC.

                                                                       Exhibit A
                                                 (to Convertible Loan Agreement)


                            [Form of Promissory Note]

                                   CDnow, Inc.

                                 PROMISSORY NOTE


$15,000,000                                                   New York, New York

                                                                          [Date]


          FOR VALUE RECEIVED, the undersigned, CDnow, Inc., a Pennsylvania corporation (the "Borrower"), hereby unconditionally promises to pay to __________ or registered assigns (the "Lender"), on the Final Maturity Date (as defined in Credit Agreement referred to below), in lawful money of the United States of America and in immediately available funds, the principal amount of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate amount outstanding of the Loans made by the Lender (as defined in the Credit Agreement). The Borrower hereby unconditionally further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in Section 2.5 of the Convertible Loan Agreement dated as of July 12, 1999 between the Borrower and the Lender and ___________ (as amended, modified or supplemented from time to time, the "Credit Agreement").

This Note is one of the Notes referred to in Section 2.4 of the Credit Agreement and is entitled to the benefits thereof. All of the terms, conditions, and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein.

Any transferee of this Note, by its acceptance hereof, agrees to be bound by all the terms, conditions and covenants of the Credit Agreement applicable to the holder of a Note.

The principal amount of this Note, together with all accrued and unpaid interest thereon, is convertible into Common Stock of the Borrower at any time and from time to time, as, and subject to the conditions and limitations, specified in the Credit Agreement. The Conversion Price applicable to this Note and any accrued and unpaid Interest hereon shall be specified in the Credit Agreement, which Conversion Price shall be subject to adjustment as set forth in the Credit Agreement.

As provided in the Credit Agreement, the Loans evidenced by this Note are subject to optional and mandatory repayments, in whole and in part, all as specified in the Credit Agreement.

If an Event of Default, as defined in the Credit Agreement, occurs and is continuing, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                                               CDnow, Inc.


                                               By: ________________________
                                                      Name:
                                                      Title:



           Schedule of Principal Advances, Conversions and Repayments


                                                    Principal
                                                     Amount
            Amount of    Amount of    Amount of     Converted       Interest
            Principal     Interest    Principal    into Common   Converted into
  Date       Advance      Payment     Repayment       Stock       Common Stock

                                                                       EXHIBIT B
                                                 (to Convertible Loan Agreement)




_______________________________________________________________________________





                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                                   CDNOW, INC.


                         and certain of its Subsidiaries


                                   in favor of


                                TIME WARNER INC.,
                                as Security Agent



                            Dated as of _______, 1999

                               TABLE OF CONTENTS

                                                                            Page

SECTION 1.

         DEFINED TERMS.......................................................  2
         1.1      Definitions................................................  2
         1.2      Other Definitional Provisions..............................  6

SECTION 2.

         GUARANTEE........................................................... 6
         2.1      Guarantee.................................................. 6
         2.2      Right of Contribution...................................... 7
         2.3      No Subrogation............................................. 8
         2.4      Amendments, etc. with Respect to the Borrower
                  Obligations................................................ 8
         2.5      Guarantee Absolute and Unconditional....................... 9
         2.6      Reinstatement..............................................10
         2.7      Payments...................................................10


SECTION 3.

         GRANT OF SECURITY INTEREST..........................................10

SECTION 4.

         REPRESENTATIONS AND WARRANTIES......................................11
         4.1      Representations in Credit Agreement........................11
         4.2      Perfected First Priority Liens.............................12
         4.3      Chief Executive Office.....................................12
         4.4      Inventory and Equipment....................................12
         4.5      Pledged Securities.........................................12
         4.6      Receivables................................................13
         4.7      Contracts..................................................13
         4.8      Intellectual Property......................................13

SECTION 5.

         COVENANTS...........................................................13
         5.1      Covenants in Credit Agreement..............................13
         5.2      Delivery of Instruments and Chattel Paper..................13
         5.3      Payment of Obligations.....................................14
         5.4      Maintenance of Perfected Security Interest;
                  Further Documentation......................................14
         5.5      Changes in Locations, Name, etc............................14
         5.6      Notices....................................................15

         5.7      Pledged Securities.........................................15
         5.8      Intellectual Property......................................17

SECTION 6.

         REMEDIAL PROVISIONS.................................................17

         6.1      Certain Matters Relating to Receivables....................17
         6.2      Communications with Obligors; Grantors Remain
                  Liable.....................................................18
         6.3      Pledged Stock..............................................19
         6.4      Proceeds to be Turned Over to Security Agent...............20
         6.5      Application of Proceeds....................................20
         6.6      Code and Other Remedies....................................21
         6.7      Registration Rights........................................22
         6.8      Waiver; Deficiency.........................................23

SECTION 7.

         THE SECURITY AGENT..................................................23
         7.1  Appointment....................................................23
         7.2  Delegation of Duties...........................................23
         7.3  Exculpatory Provisions.........................................23
         7.4  Reliance by Security Agent.....................................24
         7.5  Notice of Default..............................................24
         7.6  Non-Reliance on Security Agent and Other
                 Lenders.....................................................25
         7.7  Indemnification................................................26
         7.8  Security Agent in Its Individual Capacity......................26
         7.9  Security Agent's Appointment as Attorney-in-Fact,
              etc............................................................26
         7.10 Duty of Security Agent.........................................29
         7.11 Execution of Financing Statements..............................29
         7.12 Authority of Security Agent....................................29

SECTION 8.

         MISCELLANEOUS.......................................................30
         8.1      Amendments in Writing......................................30
         8.2      Notices....................................................30
         8.3      No Waiver by Course of Conduct; Cumulative
                  Remedies...................................................30
         8.4      Enforcement Expenses; Indemnification......................31
         8.5      Successors and Assigns.....................................31
         8.6      Set-Off....................................................31
         8.7      Counterparts...............................................32
         8.8      Severability...............................................32
         8.9      Section Headings...........................................32
         8.10     Integration................................................33
         8.11     GOVERNING LAW..............................................33
         8.12     Submission To Jurisdiction; Waivers........................33
         8.13     Acknowledgments............................................34

         8.14     WAIVER OF JURY TRIAL.......................................34
         8.15     Additional Grantors........................................34
         8.16     Releases...................................................34

Schedules

Schedule 1        Addresses for Notices
Schedule 2        Pledged Securities
Schedule 3        Actions for Perfection
Schedule 4        Chief Executive Offices
Schedule 5        Locations of Inventory and Equipment
Schedule 6        Intellectual Property
Schedule 7        Contracts

                                                                       Exhibit B
                                                 (to Convertible Loan Agreement)


                       GUARANTEE AND COLLATERAL AGREEMENT

               GUARANTEE AND COLLATERAL AGREEMENT, dated as of _______, 1999, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of TIME WARNER INC., as Security Agent (in such capacity, the "Security Agent") for TIME WARNER INC. and SONY MUSIC ENTERTAINMENT INC. (the "Lenders") under the Convertible Loan Agreement, dated as of July 12, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDnow, Inc. (the "Borrower") and the Lenders.

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Security Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Security Agent, for the ratable benefit of the Lenders, as follows:

                                   SECTION 1.

                                  DEFINED TERMS

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

              (b) The following terms shall have the following meanings:

          "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Security Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Security Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Collateral": as defined in Section 3.

          "Collateral Account": any collateral account established by the Security Agent as provided in Section 6.1 or 6.4.

          "Contracts": the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "General Intangibles": all "general intangibles" as such term is defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Security Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors": the collective reference to each Grantor other than the Borrower.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made by any Grantor to any Grantor or any of their Subsidiaries.

          "Issuers": the collective reference to each issuer of a Pledged Security.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in
Schedule 6.

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

          "Pledged Stock": the Equity Securities listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity Securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "Proceeds": all "proceeds" as such term is defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Securities Act": the Securities Act of 1933, as amended.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any

Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

          1.2 Other Definitional Provisions. (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

               (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                                   SECTION 2.

                                    GUARANTEE

          2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Security Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

               (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Security Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full and the Loan Commitment shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Security Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full and the Loan Commitment is terminated.

          2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Security

Agent and the Lenders, and each Guarantor shall remain liable to the Security Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Security Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Security Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Security Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Security Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full and the Loan Commitment is terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Security Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Security Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Security Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Security Agent may determine.

          2.4 Amendments, etc. with Respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Security Agent or any Lender may be rescinded by the Security Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Security Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Security Agent (or the Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Security Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Security Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Security Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Security Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Security Agent or any Lender, (b) any defense, set- off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Security Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Security Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other

Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Security Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Security Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Security Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Security Agent without set-off or counterclaim in the lawful money of the United States of America at the office of the Security Agent set forth in Schedule 1.

                                   SECTION 3.

                           GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Security Agent, and hereby grants to the Security Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                           (a)      all Accounts;

                           (b)      all Chattel Paper;

                           (c)      all Contracts;

                           (d)      all Documents;

                           (e)      all Equipment;

                           (f)      all General Intangibles;

                           (g)      all Instruments;

                           (h)      all Intellectual Property;

                           (i)      all Inventory;

                           (j)      all Pledged Securities and other

Investment Property;

                           (k)      all books and records pertaining to the

Collateral; and

                           (l)      to the extent not otherwise included,
all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                                   SECTION 4.

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Security Agent and each Lender that:

          4.1 Representations in Credit Agreement In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Security Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

          4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Security Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Security Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

          4.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

          4.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

          4.5 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Securities of each Issuer owned by such Grantor.

               (b) Except as set forth on Schedule 2, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

               (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.6 Receivables. No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Security Agent.

          4.7 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

               (b) No material amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Security Agent.

          4.8 Intellectual Property. Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                                   SECTION 5.

                                    COVENANTS

          Each Grantor covenants and agrees with the Security Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Loan Commitment shall have terminated:

          5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          5.2 Delivery of Instruments and Chattel Paper. If any material amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Security Agent, duly indorsed in a manner satisfactory to the Security Agent, to be held as Collateral pursuant to this Agreement.

          5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          5.4 Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

               (b) Such Grantor will furnish to the Security Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Agent may reasonably request, all in reasonable detail.

               (c) At any time and from time to time, upon the written request of the Security Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Security Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days' prior written notice to the Security Agent and delivery to the Security Agent of (a) all additional executed financing statements and other documents reasonably requested by the Security Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

               (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5;

               (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.3; or

               (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Security Agent in connection with this Agreement would become misleading.

                  5.6 Notices. Such Grantor will advise the Security Agent and the Lenders promptly, in reasonable detail, of:

               (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

               (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.7 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Securities of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Security Agent and the Lenders, hold the same in trust for the Security Agent and the Lenders and deliver the same forthwith to the Security Agent in the exact form received, duly indorsed by such Grantor to the Security Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Security Agent so requests, signature guaranteed, to be held by the Security Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Security Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Security Agent, be delivered to the Security Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Security Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

               (b) Without the prior written consent of the Security Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Security Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

               (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Security Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to the Pledged Securities issued by it.

          5.8 Intellectual Property. (a) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United

States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Security Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Security Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Security Agent may request to evidence the Security Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

               (b) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                                   SECTION 6.

                               REMEDIAL PROVISIONS

          6.1 Certain Matters Relating to Receivables. (a) The Security Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Security Agent's reasonable direction and control, and the Security Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Security Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Security Agent if required, in a Collateral Account maintained under the sole dominion and control of the Security Agent, subject to withdrawal by the Security Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Security Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

               (b) At the Security Agent's request, each Grantor shall deliver to the Security Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          6.2 Communications with Obligors; Grantors Remain Liable. (a) The Security Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Security Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

               (b) Upon the request of the Security Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Security Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Security Agent.

               (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Security Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Security Agent or any Lender of any payment relating thereto, nor shall the Security Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Security Agent shall have given notice to the relevant Grantor of the Security Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Security Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

               (b) If an Event of Default shall occur and be continuing and the Security Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Security Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Security Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Security Agent or its nominee, and the Security Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Security Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Security Agent may determine), all without liability except to account for property actually received by it, but the Security Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Security Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Security Agent.

          6.4 Proceeds to be Turned Over to Security Agent. In addition to the rights of the Security Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Security Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Security Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Security Agent, if required). All Proceeds received by the Security Agent hereunder shall be held by the Security Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Security Agent in a Collateral Account (or by such Grantor in trust for the Security Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Security Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Security Agent's election, the Security Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations as follows:

          First, to the extent not theretofore paid by or on behalf of any Loan Party, to pay all fees, costs, expenses of the Security Agent and the Lenders incurred in connection with the performance of their duties hereunder or under the Loan Documents, as the case may be, including attorneys' fees and expenses and any other amounts payable to the

Security Agent and the Lenders hereunder or under any of the Loan Documents in respect of any indemnities;

          Second, to the Lenders pro rata in accordance with the aggregate amount of Interest owed to such Lenders;

          Third, to the Lenders pro rata in accordance with the aggregate amount of all other Obligations held by such Lenders;

          Fourth, the balance, if any, to the Grantor or such other person or persons as are entitled thereto.

Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Loan Commitment shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

          6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Security Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Security Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Security Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Security Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Security Agent's request, to assemble the Collateral and make it available to the Security Agent at places which the Security Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Security Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Security Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the order set forth in Section 6.5, and only after such application and after the payment by the Security Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Security Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Security Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7 Registration Rights. Each Grantor recognizes that the Security Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Security Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          6.8 Waiver; Deficiency. To the extent permitted by applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Security Agent or any Lender to collect such deficiency.

                                   SECTION 7.

                               THE SECURITY AGENT

          7.1 Appointment. Each Lender hereby irrevocably designates and appoints the Security Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Security Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Security Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Security Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Security Agent. The Security Agent shall not take any action to foreclose upon, sell or otherwise realize upon any Collateral unless directed to do so by the Lenders acting jointly.

          7.2 Delegation of Duties. The Security Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Security Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          7.3 Exculpatory Provisions. Neither the Security Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its breach of this Agreement or its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Grantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Security Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Grantor to perform its obligations hereunder or thereunder. The Security Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Grantor.

          7.4 Reliance by Security Agent. The Security Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Grantor), independent accountants and other experts selected by the Security Agent. The Security Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Security Agent. The Security Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Security Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders, acting jointly, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

          7.5 Notice of Default. The Security Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Security Agent has received notice from a Lender or the Borrower referring to the Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Security Agent receives such a notice, the Security Agent shall give notice thereof to the Lenders. The Security Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, acting jointly.

          7.6 Non-Reliance on Security Agent and Other Lenders. Each Lender expressly acknowledges that neither the Security Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Security Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Security Agent to any Lender. Each Lender represents to the Security Agent that it has, independently and without reliance upon the Security Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Grantors and made its own decision to make its Loans under the Credit Agreement and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Security Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Security Agent hereunder, the Security Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Grantor which may come into the possession of the Security Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          7.7 Indemnification. The Lenders agree to indemnify the Security Agent in its capacity as such (to the extent not reimbursed by the Grantor and without limiting the obligation of the Grantor to do so), ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Security Agent in any way relating to or arising out of, the Loan Commitment, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Security Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Security Agent's breach of this Agreement, gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          7.8 Security Agent in Its Individual Capacity. The Security Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Grantor as though the Security Agent were not the Security Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Security Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Security Agent, and the terms "Lender" and "Lenders" shall include the Security Agent in its individual capacity.

          7.9 Security Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Security Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Security Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                    (i) in the name of such Grantor or its own name, or
               otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Security Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                    (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Security Agent may request to evidence the Security Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                    (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                    (iv) execute, in connection with any sale provided for in
               Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                    (v) direct any party liable for any payment under any of the
               Collateral to make payment of any and all moneys due or to become due thereunder directly to the Security Agent or as the Security Agent shall direct;

                    (vi) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

                    (vii) sign and indorse any invoices, freight or express
               bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

                    (viii) commence and prosecute any suits, actions or
               proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

                    (ix) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

                    (x) settle, compromise or adjust any such suit, action or
               proceeding and, in connection therewith, give such discharges or releases as the Security Agent may deem appropriate;

                    (xi) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Security Agent shall in its sole discretion determine; and

                    (xii) generally, sell, transfer, pledge and make any
               agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and do, at the Security Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Security Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 7.9(a) to the contrary notwithstanding, the Security Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.9(a) unless an Event of Default shall have occurred and be continuing.

               (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Security Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

               (c) The expenses of the Security Agent incurred in connection with actions undertaken as provided in this Section 7.9, together with interest thereon at a rate per annum equal to the Interest Rate, from the date of payment by the Security Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Security Agent on demand.

               (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.10 Duty of Security Agent. The Security Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Security Agent deals with similar property for its own account. Neither the Security Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Security Agent and the Lenders hereunder are solely to protect the Security Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Security Agent or any Lender to exercise any such powers. The Security Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own breach of Agreement, gross negligence or willful misconduct.

          7.11 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Security Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Security Agent reasonably determines appropriate to perfect the security interests of the Security Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.12 Authority of Security Agent. Each Grantor acknowledges that the rights and responsibilities of the Security Agent under this Agreement with respect to any action taken by the Security Agent or the exercise or non-exercise by the Security Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Security Agent and the Lenders, be governed by subsections 7.1 to 7.8 hereof and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Security Agent and the Grantors, the Security Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                   SECTION 8.

                                  MISCELLANEOUS

          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Security Agent with the consent of each Lender.

          8.2 Notices. All notices, requests and demands to or upon the Security Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 10.3 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor or the Security Agent shall be addressed to such Guarantor or the Security Agent at its notice address set forth on Schedule 1; and provided further that a copy of each notice to the Security Agent shall be provided to each Lender at its address for notices set forth in the Credit Agreement.

          8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Security Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Security Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Security Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Security Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Security Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Security Agent.

               (b) Each Guarantor agrees to pay, and to save the Security Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

               (c) Each Guarantor agrees to pay, and to save the Security Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.1 of the Credit Agreement.

               (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Security Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Security Agent and the Lenders. Upon exercise by the Security Agent, in its capacity as a Lender, of its conversion option under the Credit Agreement with respect to all of its Loans, the Security Agent shall be deemed to have assigned its rights and obligations as a Security Agent hereunder to the remaining Lender.

          8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Security Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Security Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Security Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Security Agent or such Lender hereunder and claims of every nature and description of the Security Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Security Agent or such Lender may elect, whether or not the Security Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Security Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Security Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Security Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Security Agent or such Lender may have.

          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Security Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Security Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Security Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13 Acknowledgments. Each Grantor hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

               (b) neither the Security Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Security Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          8.14 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE SECURITY AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.15 Additional Grantors. Each Subsidiary of the Borrower is required to become a party to this Agreement pursuant to the Credit Agreement and shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          8.16 Releases. (a) At such time as the Loans and the other Obligations shall have been paid in full, the Loan Commitment has been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Security Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Security Agent shall deliver to such Grantor any Collateral held by the Security Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

               (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Security Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Securities of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Security Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                             CDnow, Inc. as a Grantor

                                             By:  ______________________________
                                                Title:

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK )

               On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of ________________.



                                        _________________________
                                        Notary Public

                                        Cdnow Online, Inc., as a
                                        Grantor

                                        By: _______________________________
                                            Title:

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK )


               On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of ________________.


                                        _________________________
                                             Notary Public


                                        N2K Inc., as a Grantor

                                        By: _______________________________
                                            Title:

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK )

               On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of _____________________.


                                        _________________________
                                        Notary Public

                                        CDnow Investments, Inc., as a
                                        Grantor

                                        By:  _______________________________
                                             Name:
                                             Title:



STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK )


               On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of __________________.


                                        _________________________
                                        Notary Public


                                        Cdnow Trademarks, Inc.,
                                        as a Grantor

                                        By: ________________________________
                                            Title:

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK )

               On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of ________________.


                                        _________________________
                                        Notary Public

                                        superSonic Boom, Inc.,
                                        as a Grantor

                                        By: ________________________________
                                            Title:


STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK )

               On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of __________________.


                                        _________________________
                                        Notary Public


                                        TSI Licensing, Inc., as a
                                        Grantor

                                        By: ________________________________
                                            Title:

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK )


                  On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of ________________.


                                        _________________________
                                        Notary Public

                                        TIME WARNER INC., as Security
                                        Agent and for purpose of
                                        Sections 7.1 - 7.9, a Lender


                                        By:  _______________________________
                                             Name:
                                             Title:


                                        SONY MUSIC ENTERTAINMENT INC.,
                                        as for purposes of
                                        Sections 7.1 - 7.9, a Lender


                                        By:  _______________________________
                                             Name:
                                             Title:

                                                                      Schedule 1


                                NOTICE ADDRESSES

1.       CDnow, Inc.
         1005 Virginia Drive
         Ft. Washington, PA 19034
         Attn: General Counsel
         Facsimile No: (215) 619-9521

2.       CDnow Online, Inc.
         1005 Virginia Drive
         Ft. Washington, PA 19034
         Attn: General Counsel
         Facsimile No: (215) 619-9521

3.       N2K Inc.
         1005 Virginia Drive
         Ft. Washington, PA 19034
         Attn: General Counsel
         Facsimile No: (215) 619-9521

4.       CDnow Investments, Inc.
         1005 Virginia Drive
         Ft. Washington, PA 19034
         Attn: General Counsel
         Facsimile No: (215) 619-9521

5.       CDnow Trademarks, Inc.
         1005 Virginia Drive
         Ft. Washington, PA 19034
         Attn: General Counsel
         Facsimile No: (215) 619-9521

6.       superSonic Boom, Inc.
         1005 Virginia Drive
         Ft. Washington, PA 19034
         Attn: General Counsel
         Facsimile No: (215) 619-9521

7.       TSI Licensing, Inc.
         1005 Virginia Drive
         Ft. Washington, PA 19034
         Attn: General Counsel
         Facsimile No: (215) 619-9521

8.       Time Warner Inc., as Security Agent
         75 Rockefeller Plaza
         New York, NY 10019

         Attn: Chief Financial Officer
         Facsimile No: (212) 307-0126

         with a copy to:

         Time Warner Inc.
         75 Rockefeller Plaza
         New York, NY 10019
         Attn: General Counsel
         Facsimile No: (212) 275-3901

                                                                      Schedule 2


                        DESCRIPTION OF PLEDGED SECURITIES

Pledged Stock:

                               Class of           Stock              No. of
        Issuer                  Stock         Certificate No.        Shares
__________________________    ___________   __________________     __________

CDnow Online, Inc.

N2K Inc.

CDnow Investments, Inc.

CDnow Trademarks, Inc.

superSonic Boom, Inc.

TSI Licensing, Inc.

Liquid Audio, Inc.*            Common*             --                38,316*

Liquid Audio, Inc.*            Warrant to                            48,860*
                               purchase
                               shares of
                               common
                               stock*

amplified.com, Inc.*           Warrant to                           400,000*
                               purchase
                               shares of
                               common
                               stock*

Pledged Notes:

          Issuer                      Payee                  Principal Amount
_______________________________   ___________________     _____________________




_______________________

*        Exceptions to Section 4.5(b) hereof.

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

             [List each office where a financing statement is to be filed]



                          Patent and Trademark Filings


                               [List all filings]




                      Actions with respect to Pledged Stock




                                  Other Actions


                      [Describe other actions to be taken]

                                                                      Schedule 4


                    LOCATION OF JURISDICTION OF ORGANIZATION
                           AND CHIEF EXECUTIVE OFFICE




                  Grantor                            Location

                                                                      Schedule 5


                       LOCATION OF INVENTORY AND EQUIPMENT



                  Grantor                            Locations

                                                                      Schedule 6



                        COPYRIGHTS AND COPYRIGHT LICENSES



                           PATENTS AND PATENT LICENSES



                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 7




                                    CONTRACTS

                           ACKNOWLEDGMENT AND CONSENT


               The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of [ ], 1999 (the "Agreement"), made by the Grantors parties thereto for the benefit of Time Warner Inc., as Security Agent. The undersigned agrees for the benefit of the Security Agent and the Lenders as follows:

               1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

               2. The undersigned will notify the Security Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

               3. The terms of Sections 6.3(a) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) of the Agreement.

                                          [NAME OF ISSUER]

                                          By _________________________________

                                          Title: _____________________________

                                          Address for Notices:

                                          ____________________________________

                                          ____________________________________

                                          Fax: _______________________________

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement


               ASSUMPTION AGREEMENT, dated as of _____________, 199_, made by ______________________________, a ______________ (the "Additional Grantor"), in
favor of TIME WARNER INC., as Security Agent (in such capacity, the "Security Agent") for SONY MUSIC ENTERTAINMENT INC. and TIME WARNER INC. (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

               WHEREAS, CDnow, Inc. (the "Borrower") and the Lenders have entered into a Convertible Loan Agreement, dated as of July 12, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

               WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of ________ __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Security Agent for the benefit of the Lenders;

               WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

               WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

               NOW, THEREFORE, IT IS AGREED:

               1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby (i) guarantees the

Borrower Obligations, (ii) assigns and transfers to the Security Agent and grants to the Security Agent a security interest in the Collateral owned by it as collateral security for its Obligations, and (iii) expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

               2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTOR]



                                         By:_________________________________
                                              Name:
                                              Title:

STATE OF NEW YORK    )
                     : ss.:

COUNTY OF NEW YORK  )

               On this __ day of _______, _____, before me personally came ________________, to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he,she] is the ___________ of _______________; [he, she] signed the instrument in the name of ____________; and [he, she] had the authority to sign the instrument on behalf of ____________.



                                                  ____________________________
                                                         Notary Public

                                                                       Exhibit C
                                                 (to Convertible Loan Agreement)

To: CDnow, Inc.
    1005 Virginia Drive
    Ft. Washington, PA 19034
    Facsimile No.: (215) 619-9521
    Attention:  General Counsel

                         NOTICE OF CONVERSION ELECTION

          Reference is hereby made to that certain Convertible Loan Agreement, dated as of July 12, 1998, by and between Sony Music Entertainment, Inc., Time Warner Inc. and CDnow, Inc. ("CDnow").

          The undersigned hereby exercises its rights to convert the Note, or a portion thereof, or Interest payable with respect thereto, into Common Stock of CDnow, as provided in the Convertible Loan Agreement, and requests that certificates representing shares of CDnow Common Stock issuable upon such conversion be issued in the name of, and delivered to:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                (Print Name, Address, and Social Security Number)

and, if conversion shall not be with respect to the entire principal amount of the Note, that a new Note for the principal balance remaining of the Note issued and registered in the name of, and delivered to, the undersigned at the address stated below.

Principal Amount To Be Converted    $

Interest Amount To Be Converted     $

Date:                                   Name _____________________
                                                (Print)

Address:_______________________________________________________________________

                                             _______________________________
                                             (Signature)

                                                                       Exhibit D
                                                 (to Convertible Loan Agreement)


                                   ADJUSTMENTS

          A. Adjustments To Conversion Price. The Conversion Price in clause (a) of the definition thereof (the "Fixed Conversion Price"), the number of shares of CDnow Common Stock issuable upon conversion of each Note and the securities and other assets due to either Lender upon conversion of its Note shall be subject to adjustment as set forth below from time to time as follows:

          (1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Borrower shall (i) pay a dividend or other distribution on its CDnow Common Stock in shares of any class or series of capital stock, (ii) subdivide its outstanding shares of CDnow Common Stock,
(iii) combine its outstanding shares of CDnow Common Stock into a smaller number of shares of CDnow Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the CDnow Common Stock, the number of shares of CDnow Common Stock issuable upon conversion of each Note immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Lenders shall thereafter be entitled to receive for each Note the kind and number of shares of CDnow Common Stock and/or other capital stock that the Lenders would have owned or have been entitled to receive after the happening of any of the events described above, had the Note been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section (A)(1) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (2) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In case the Borrower shall fix a record date for the making of a distribution to all holders of shares of CDnow Common Stock of evidences of its indebtedness, assets, cash dividends or distributions (excluding dividends or distributions referred to in Sections (A)(1) above and excluding distributions in connection with the dissolution, liquidation or winding up of the Borrower) or securities (excluding those referred to in Section (A)(1) above), then, in each case, the number of shares of CDnow Common Stock issuable after such record date for such dividend or distribution upon the conversion of each Note shall be determined by multiplying the number of shares of CDnow Common Stock issuable upon the conversion of such Note immediately prior to such record date by a fraction, the numerator of which shall be the Closing Price per share of CDnow Common Stock immediately prior to the record date for such dividend or distribution and the denominator of which shall be the Closing Price per share of CDnow Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board of Directors of the Borrower) of the portion of the assets, evidences of indebtedness, cash dividends or distributions or securities so distributed applicable to one share of CDnow Common Stock. An adjustment made pursuant to this Section (A)(2) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (3) Issuance of CDnow Common Stock at Less Than Public Market Price. If the Borrower issues shares of CDnow Common Stock (or rights, options, warrants or Convertible Securities containing the right to subscribe for or purchase shares of CDnow Common Stock) ("Additional Shares"), for a consideration per share less than the public market price per share of CDnow Common Stock on the date immediately preceding the date the Borrower issues such additional shares, the Fixed Conversion Price shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying the Fixed Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of shares of CDnow Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of CDnow Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such the public market price per share, and the denominator of which shall be (ii) the total number of shares of CDnow Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such an issuance is made.

          The number of shares of CDnow Common Stock issuable upon the conversion of each Note shall also be adjusted and shall be that number determined by multiplying the number of shares of CDnow Common Stock issuable upon conversion immediately prior to such adjustment by a fraction, the numerator of which is the Fixed Conversion Price in effect immediately prior to such adjustment and the denominator is the Fixed Conversion Price as so adjusted. For the purposes of such adjustments, the shares of CDnow Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Borrower therefor shall be deemed to be the consideration received by the Borrower for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of CDnow Common Stock covered thereby. In case the Borrower shall sell and issue shares of CDnow Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of CDnow Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share or CDnow Common Stock" and the "consideration received" by the Borrower for purposes of the first sentence of this Section (A)(3), the Board of Directors of the Borrower shall determine, in good faith, the fair value of said property. There shall be no adjustment of the Fixed Conversion Price in respect of the CDnow Common Stock pursuant to this Section (A)(3) if the amount of such adjustment shall be less than $0.0001 per share of CDnow Common Stock; provided, however, that any adjustments which by reason of this proviso are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          This Section (A)(3) does not apply to (i) any of the transactions described in Section (A)(1) or (2), (ii) the conversion or exchange of securities convertible or exchangeable for CDnow Common Stock covered by this Section (A)(3), (iii) Additional Shares issued in a bona fide public offering pursuant to a firm commitment underwriting or issued in exchange for equity or assets in an acquisition or investment in any third party, (iv) the conversion of any options or issuance of any shares under any options or purchase or other rights that are outstanding on or prior to the date hereof and that were issued pursuant to any of the Borrower's employees stock option, appreciation or purchase rights plans, (v) the conversion of any options or purchase or other rights or the issuance of any shares under any options or rights that are granted after the date hereof, whether in accordance with the terms of any of the Borrower's employee stock option, appreciation or purchase right plans or otherwise, so long as the conversion price of any such option, warrant, subscription or purchase right is not less than the Closing Price on the date that such grant is approved by the Borrower's Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion price is established, (vi) the conversion of any other options, warrants or other subscription or purchase rights outstanding on or prior to the date hereof, including, without limitation, the Notes, (vii) the exercise of any conversion or exchange rights outstanding on or prior to the date hereof issued by the Borrower, or (viii) the exercise of any conversion or exchange rights issued by the Borrower after the date hereof, so long as the conversion or exchange price is not less than the Closing Price on the date that such issuance is approved by the Borrower's Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion or exchange price is established.

          (4) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges, the issuance of which caused an adjustment pursuant to Section
(A)(3) hereof, if any thereof shall not have been exercised, the Fixed Conversion Price and the number of shares of CDnow Common Stock issuable upon the conversion of each Note shall, upon such expiration, be readjusted and shall thereafter, upon any future conversion, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of CDnow Common Stock so issued were the shares of CDnow Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and
(B) such shares of CDnow Common Stock, if any, were issued or sold for the consideration actually received by the Borrower upon such exercise plus the consideration, if any, actually received by the Borrower for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have the effect of increasing the Fixed Conversion Price by an amount, or decreasing the number of shares issuable upon conversion of each Note by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

          (5) Certain Other Events. If any event occurs as to which the foregoing provisions of this Section A are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Borrower fairly protect the conversion rights of the Notes in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Fixed Conversion Price or decreasing the number of shares of CDnow Common Stock subject to issuance upon conversion of the Notes.

          B. When Adjustments To Be Made. The adjustments required by the preceding subsections of this Exhibit D shall be made whenever and as often as any specified event requiring an adjustment shall occur. Adjustments shall become effective immediately after the record date for the determination of stockholders entitled to receive an issuance or distribution, or if there is no record date, then the date of issuance or distribution described in this Exhibit D. Such adjustments shall be made successively whenever any event specified in this Exhibit D shall occur.

          C. Notice of Adjustment. Whenever the Fixed Conversion Price or number of shares subject to each Note shall be adjusted pursuant to this Exhibit D, the Borrower shall forthwith obtain a certificate signed by the principal financial officer of the Borrower setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Fixed Conversion Price and the number of shares to each Note, after giving effect to such adjustment or change. Not less than 30 nor more than 90 days prior to the effective date or 15 days prior to the record date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Exhibit D, the Borrower shall cause a signed copy of such certificate to be delivered to each Lender. The Borrower shall keep at its address for notices in Section 10.3 of this Agreement, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by either Lender or any prospective purchaser of Notes designated by either Lender. Upon the reasonable request of either Lender, Borrower shall cause independent public accountants of recognized national standing selected by the Borrower (which may be the regular auditors of the Borrower) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of CDnow Common Stock outstanding or deemed to be outstanding and (ii) the Fixed Conversion Price and number of shares subject to the Notes in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by this Exhibit D) on account thereof. The Borrower will forthwith mail a copy of each such report to the Lenders. The Borrower will also keep copies of all such reports at its principle office, and will cause the same to be available for inspection at such office during normal business hours by any Lender, or any prospective purchaser of a Note designated in writing by any Lender.

          D. Fractional Interests. In computing adjustments under this Exhibit D, fractional interests in CDnow Common Stock shall be taken into account to the nearest one-thousandth of a share.

          E. Merger or Consolidation.

          (1) Subject to the provisions of Subsection (2) below of this Section E, in case of the consolidation of the Borrower with, or merger of the Borrower with or into, or of the sale of all or substantially all of the properties and assets of the Borrower to, any Person and in connection therewith consideration is payable to holders of CDnow Common Stock (or other securities or property issuable upon conversion of the Notes) in exchange therefor, the Notes shall remain subject to the terms and conditions set forth in this Agreement and each Note shall, after such consolidation, merger or sale, entitle the Lenders to receive upon conversion the number of shares of capital stock or other securities or property (including cash) of the Borrower, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, that would have been distributable or payable on account of the shares of CDnow Common Stock (or other securities or properties issuable upon conversion of the Notes) if such Lender's Notes had been converted immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interest thereafter of the Lenders shall be appropriately adjusted by the Board of Directors of the Borrower in good faith so as to be applicable, as nearly as may be reasonably be, to any shares or stock or other securities or any property thereafter deliverable on the conversion of the Notes.

          (2) Notwithstanding the foregoing at the election of a Lender in the exercise of its sole discretion, (x) if the Borrower merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and consideration is payable to holders of CDnow Common Stock in exchange for their CDnow Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Borrower, then the electing Lender shall be entitled to receive distributions on the date of such event on an equal basis with holders of CDnow Common Stock (or other securities issuable upon conversion of its Note) as if its Notes had been converted immediately prior to such event, less the Conversion Price. Upon receipt of such payment, if any, the right of such Lender shall terminate and cease and such Lender's Note shall expire.

          The foregoing provisions of Section E shall similarly apply to successive mergers, consolidations or dispositions of assets as described in this Section E.

          F. Notice to Holders of Corporate Action. In addition to other requirements of notice separately provided for in this Agreement, in case at any time after the date hereof there shall be (i) the taking by the Borrower of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or (ii) a voluntary or involuntary dissolution, total liquidation or winding up of the Borrower, then the Borrower shall cause to be mailed (by first- class mail, postage prepaid) to each Lender, at the earliest practicable time (and, in any event, not less than ten (10) calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the shares of record of CDnow Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date the Lenders shall be entitled to receive upon surrender of their Notes the cash or other property, less the Conversion Price for such Notes then in effect, that the Lenders would have been entitled to receive had the Notes been exercisable and converted immediately prior to such dissolution, liquidation or winding up and any and all rights of the Lenders to conversion the Notes shall terminate in their entirety.